LEASE AGREEMENT TERMS AND CONDITIONS

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355. Our transfer agent is Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island 02903
(401) 272-5800.

The Company executed a 3-Year Lease Agreement on May 23, 2000 with S.W. Enterprise Associates, Inc. to cover the 2,491 square foot corporate headquarter location. The Lease Agreement expires on May 31, 2003 and contains the following payment terms:

Quarter         Base Rent            CAM             Tax          Monthly

1               $ 24,000.00          $ 17,550.00     $  2,493     $  3,670.25
2               $ 24,000.00          $ 15,550.00     $  2,493     $  3,670.25
3               $ 28,600.00          $ 17,560.00     $  2,782     $  4,095.13
4               $ 32,400.00          $ 17,560.00     $  2,998     $  4,163.33

Year
2               $ 33,695.00          $ 18,262.40     $  3,118     $  4,589.55
3               $ 35,043.84          $ 18,992.90     $  3,242     $  4,773.25